UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2005

SBS Technologies, Inc.
(Exact name of registrant as specified in charter)

New Mexico (State or other jurisdiction of incorporation)	1-10981 (Commission File Number)	85-0359415 (I.R.S. Employer Identification No.)

2400 Louisiana Blvd., NE AFC Bldg. 5-600
Albuquerque, New Mexico 87110
(Address of principal executive offices) (Zip code)

(505) 875-0600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 28, 2005, the Board of Directors of SBS Technologies, Inc. (the "Company") approved an amendment to the employment agreement of Clarence W. Peckham, the Company's Chief Executive Officer, based on the recommendation of the Management Development & Compensation Committee of the Board of Directors. The amendment increases Mr. Peckham's base annual salary from $300,000 to $325,000, effective July 1, 2004. The amendment incorporates changes in Mr. Peckham's base annual salary originally approved by the Company's Board of Directors on September 3, 2004.

A copy of the employment agreement between Clarence W. Peckham and SBS Technologies, Inc., effective April 1, 2003, as amended on January 28, 2005, is attached hereto as Exhibit 10.cl.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.cl *	Employment agreement between Clarence W. Peckham and SBS Technologies, Inc., effective April 1, 2003, as amended on January 28, 2005.

* Provided in PDF format as a courtesy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBS TECHNOLOGIES, INC.

	By:	/S/ James E. Dixon Jr.
James E. Dixon, Jr.
Executive Vice President, Chief Financial Officer, and Treasurer

Dated: February 3, 2005

EXHIBIT INDEX
Exhibit Number	Description

10.cl *	Employment agreement between Clarence W. Peckham and SBS Technologies, Inc., effective April 1, 2003, as amended on January 28, 2005.

* Also provided in PDF format as a courtesy